Exhibit 99.1
Nov. 1, 2006
DTE Energy reports strong third quarter 2006 earnings;
Tightens 2006 earnings guidance range
     DETROIT — DTE Energy (NYSE:DTE) today reported third quarter 2006 earnings of $188 million, or $1.06 per diluted share, compared with reported earnings of $4 million, or $0.02 per diluted share in the third quarter of 2005.
     The company had operating earnings for the third quarter 2006 of $255 million, or $1.44 per diluted share, compared with third quarter 2005 operating earnings of $5 million, or $0.03 per diluted share. Operating results exclude non-recurring items, certain timing-related items and discontinued operations.
     DTE Energy also reported cash flow from operations of $1.17 billion for the nine months ended Sept. 30, 2006, a significant increase over the $593 million reported for the same period in 2005.
     “I’m proud that our efforts produced a very strong quarter as we continue to implement our growth strategy,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Both customers and shareholders will benefit from our investments in improving service reliability and environmental sustainability while at the same time reducing our operating costs through our comprehensive Performance Excellence Process. In our non-utility businesses, our pipeline of attractive investment opportunities continues to grow.”
     Reported earnings for the nine months ended Sept. 30, 2006, were $291 million or $1.64 per diluted share versus $155 million or $0.89 per diluted share in 2005. Sept. 30 year-to-date operating earnings were $426 million, or $2.40 per diluted share, compared with $199 million, or $1.14 per diluted share in 2005. Reconciliations of reported to operating earnings for both the quarter ended and nine months ended Sept. 30, 2006 and 2005, are at the end of this news release.
Operating earnings and other results for the third quarter of 2006, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $0.82 per diluted share versus $0.55 in the third quarter 2005. The primary earnings driver was higher gross margins due to the expiration of the cap on residential rates in 2006 and returning customers to full utility service. In the first three quarters of 2006, Detroit Edison invested $152 million in environmental projects to produce cleaner air and water and $583 million on other power generation and distribution system improvements to improve reliability and efficiency.
     Gas Utility: Primarily consisting of MichCon, this segment had a seasonal operating loss of $0.05 per diluted share compared with a loss of $0.09 in the third quarter 2005. The main factors favorably impacting earnings were lower operating and maintenance expenses, and increased revenue from regulated gas storage. Due to the seasonal nature of MichCon’s business, the third quarter typically results in an operating loss. In the first three quarters of 2006, MichCon invested $95 million in improvements designed to benefit customers, including gas storage additions and a gas distribution system expansion to meet growing demand in western Michigan.
     Power and Industrial Projects: Beginning this third quarter, the synfuel business will be shown as its own segment instead of being included in the Power and Industrial Projects segment. Power and Industrial Projects had operating earnings of $0.02 per diluted share compared with breakeven results in the third quarter of 2005. Key earnings drivers were increased income from coke production, partially offset by the phase out of biomass tax credits. In the third quarter of 2006, DTE Energy recorded asset impairment charges of $0.29 per diluted share in this segment, primarily at its Crete and River Rouge merchant generation plants; these charges are excluded from operating earnings. The company is exploring options to remove the quarterly earnings drag resulting from its merchant generation business including asset sales of remaining units.
     Synthetic Fuel: This segment had operating earnings of $0.28 per diluted share versus $0.27 in the third quarter of 2005, primarily due to the significant drop in oil prices during the 2006 third quarter, and the resulting expected increase in the value of synfuel tax credits. During the third quarter, DTE Energy resumed production at all nine of its synthetic fuel facilities. The facilities had been idle since May 2006. Future increases in the level or volatility of oil prices could cause DTE Energy to adjust synthetic fuel production in an effort to maximize cash flow from this business.
     Unconventional Gas Production: Operating earnings for this segment were $0.01 per diluted share, equivalent to third quarter 2005 earnings, primarily due to higher production from the Barnett shale and the continued repricing of Antrim shale gas production as low-priced legacy contracts expire. Offsetting these revenue increases were commensurate increases in operating and depletion expenses associated with higher production and the operation of new wells.
     In the first three quarters of 2006, DTE Energy drilled 118 wells and produced 16.1 billion cubic feet of natural gas equivalent (Bcfe) in its Antrim shale properties in Michigan, and is on track to drill 130 wells and produce 22.4 Bcfe for the full year 2006. In its Barnett shale properties in Texas, the company successfully drilled 45 wells and produced 2.5 Bcfe in the first three quarters of 2006, and is on track to drill 55 wells and produce 4.1 Bcfe for the full year 2006.
     Fuel Transportation and Marketing: This segment had operating earnings of $0.42 per diluted share compared with a loss of $0.73 in the third quarter of 2005. Driving earnings higher was the absence of $0.90 per share in timing-related losses from Energy Trading incurred in the third quarter of 2005, as well as increased gas storage margins. The gas midstream and coal services businesses in this segment contributed earnings of $0.05 per diluted share in the third quarter of 2006.
     Corporate and Other: This segment had an operating loss of $0.06 per diluted share, compared with earnings of $0.02 in the third quarter of 2005, primarily due to higher state and federal taxes.
Outlook for 2006
     DTE Energy expects 2006 operating earnings excluding synthetic fuel of $2.42 to $2.53 per diluted share, within its previously announced guidance range. Synthetic fuel operating earnings for 2006 are expected to be $0.53 to $0.65 per diluted share.
     “Based on our year-to-date performance and our outlook for the fourth quarter, we are able to provide a tighter earnings guidance range for the full year,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We expect 2006 operating earnings excluding synthetic fuels to be at least 40 percent higher than 2005, and we see our strategy continuing to produce strong long-term earnings per share growth to 2010 and beyond.”

Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, is available on the company’s website at www.dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Thursday, Nov. 2, to discuss third quarter 2006 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com/investors. The telephone dial-in numbers are (800) 967-7135 or (719) 457-2626. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Nov. 2 to Nov. 17, 2006. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 9874958.
     Earley and Gerard M. Anderson, DTE Energy president, plan to provide an update on DTE Energy’s strategy at the Edison Electric Institute Financial Conference at 1:30 p.m. EST Tuesday, Nov. 7. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com/investors. The internet broadcast will be archived on the company’s website.
     Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     In this release, DTE Energy discusses 2006 operating earnings guidance. It is likely that certain items that impact the company’s 2006 reported results will be excluded from operating results. A reconciliation to the comparable 2006 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items such as 2007 oil hedging costs and other charges. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on power and industrial projects, fuel transportation and marketing, and unconventional gas production. Information about DTE Energy is available at dteenergy.com.
     The information contained herein is as of the date of this news release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this news release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This news release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
     Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, and the ability to utilize the facilities producing such credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the cost of remediation and compliance; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; litigation and related appeals; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This news release should also be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2005 Form 10-K and the 2006 quarterly reports on Form 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy.
Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808

Analysts — For Further Information:

Marc Siwak	Dan Miner
(313) 235-8030	(313) 235-8030

DTE Energy Company
Consolidated Statement of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions, Except per Share Amounts)	2006	2005	2006	2005
Operating Revenues	$2,196	$2,060	$6,726	$6,310

Operating Expenses
Fuel, purchased power and gas	629	839	2,277	2,446
Operation and maintenance	771	973	2,698	2,794
Depreciation, depletion and amortization	355	239	801	662
Taxes other than income	74	66	249	246
Asset (gains) and losses, reserves and impairments, net	(6)	(108)	116	(203)

	1,823	2,009	6,141	5,945

Operating Income	373	51	585	365

Other (Income) and Deductions
Interest expense	123	129	390	385
Interest income	(9)	(15)	(34)	(42)
Other income	(17)	(22)	(41)	(45)
Other expenses	38	8	58	34

	135	100	373	332

Income (Loss) Before Income Taxes and Minority Interest	238	(49)	212	33

Income Tax Provision	59	10	109	54

Minority Interest (1)	(10)	(88)	(190)	(209)

Income from Continuing Operations	189	29	293	188

Loss from Discontinued Operations, net of tax	(1)	(25)	(3)	(33)

Cumulative Effect of Accounting Change, net of tax	—	—	1	—

Net Income	$188	$4	$291	$155

Basic Earnings per Common Share
Income from continuing operations	$1.07	$.17	$1.65	$1.08
Discontinued operations	(.01)	(.15)	(.02)	(.19)
Cumulative effect of accounting change	—	—	.01	—

Total	$1.06	$.02	$1.64	$.89

Diluted Earnings per Common Share
Income from continuing operations	$1.07	$.17	$1.65	$1.07
Discontinued operations	(.01)	(.15)	(.02)	(.18)
Cumulative effect of accounting change	—	—	.01	—

Total	$1.06	$.02	$1.64	$.89

Average Common Shares
Basic	177	176	177	174
Diluted	178	177	178	175

Dividends Declared per Common Share	$.515	$.515	$1.545	$1.545

(1)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30
	2006				2005
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$141	$(31	)A	$145	$114	$(3	)B	$97
		(3	)B			3	I
		38	K			(17	)J

Gas Utility	(20)	7	A	(8)	161	(181	)B	(18)

		5	B			2	I
Non-utility Operations
Power and Industrial Projects	(50)	1	A	2	(1)	—		(1)
		2	D
		20	F
		27	G
		2	H

Synthetic Fuel	43	7	C	50	69	(21	)L	48
Unconventional Gas Production	2	—		2	2	—		2
Fuel Transportation and Marketing	75	1	A	76	(129)	—		(129)

Total Non-utility Operations	70	60		130	(59)	(21)		(80)

Corporate and Other	(2)	(10	)B	(12)	(187)	195	B	6
						(2	)J

Income from Continuing Operations	189	66		255	29	(24)		5

Discontinued Operations	(1)	1	E	—	(25)	25	E	—

Net Income	$188	$67		$255	$4	$1		$5

Adjustments key

A)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
B)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
D)	Impairment charge	Impairment charge PepTec operations
E)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
F)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
G)	Impairment charge	Impairment charge of River Rouge merchant generation facility
H)	Impairment charge	Impairment charge of Biomass landfill gas projects
I)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
J)	Gain on sale of assets	Gain on sale of land
K)	September 2006 MPSC Electric	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
L)	2006 oil price option	Mark to market on 2006 synfuel oil hedges

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30
	2006				2005
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$.79	$(.17	)A	$.82	$.65	$(.02	)B	$.55
		(.01	)B			.01	I
		.21	K			(.09	) J

Gas Utility	(.11)	.04	A	(.05)	.92	(1.02	)B	(.09)
		.02	B			.01	I

Non-utility Operations
Power and Industrial Projects	(.27)	.02	D	.02	—	—		—
		.11	F
		.15	G
		.01	H

Synthetic Fuel	.24	.04	C	.28	.39	(.12	)L	.27
Unconventional Gas Production	.01	—		.01	.01	—		.01
Fuel Transportation and Marketing	.42	—		.42	(.73)	—		(.73)

Total Non-utility Operations	.40	.33		.73	(.33)	(.12)		(.45)

Corporate and Other	(.01)	(.05	)B	(.06)	(1.07)	1.10	B	.02
						(.01	) J

Income from Continuing Operations.	1.07	.37		1.44	.17	(.14)		.03

Discontinued Operations	(.01)	.01	E	—	(.15)	.15	E	—

Net Income	$1.06	$.38		$1.44	$.02	$.01		$.03

Adjustments key
A)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
B)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
D)	Impairment charge	Impairment charge PepTec operations
E)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
F)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
G)	Impairment charge	Impairment charge of River Rouge merchant generation facility
H)	Impairment charge	Impairment charge of Biomass landfill gas projects
I)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
J)	Gain on sale of assets	Gain on sale of land
K)	September 2006 MPSC Electric	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
L)	2006 oil price option	Mark to market on 2006 synfuel oil hedges

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30
	2006				2005
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$257	$(2	)B	$293	$212	$(3	)B	$200
		38	N			8	K
						(17	)L

Gas Utility	16	11	A	30	123	(130	)B	27
		3	B			4	K
						30	M
Non-utility Operations
Power and Industrial Projects	(74)	1	A	(11)	2	—		2
		13	E
		20	G
		27	H
		2	I

Synthetic Fuel	30	(7	)C	49	165	(33	)O	132
		26	D
Unconventional Gas Production	5	—		5	3	—		3
Fuel Transportation and Marketing	103	1	A	104	(139)	—		(139)

Total Non-utility Operations	64	83		147	31	(33)		(2)

Corporate and Other	(44)	—		(44)	(178)	154	B	(26)
						(2	)L

Income from Continuing Operations	293	133		426	188	11		199

Discontinued Operations	(3)	3	F	—	(33)	32	F	—
						(2	)P
						3	Q

Cumulative Effect of Accounting Change	1	(1	)J	—	—	—		—

Net Income	$291	$135		$426	$155	$44		$199

Adjustments key
A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
D) 2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
E) Impairment charge	Impairment charge PepTec operations
F) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G) Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
H) Impairment charge	Impairment charge of River Rouge merchant generation facility
I) Impairment charge	Impairment charge of Biomass landfill gas projects
J) Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FASB No. 123-R
K) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
L) Gain on sale of assets	Gain on sale of land
M) April 2005 MPSC Gas	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs.
N) September 2006 MPSC Electric	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
O) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
P) Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
Q) Gain on sale of ITC	A related adjustment from the sale of International Transmission Company

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30
	2006				2005
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.45	$(.01	)B	$1.65	$1.21	$(.02	)B	$1.14
		.21	N			.04	K
						(.09	)L

Gas Utility	.09	.07	A	.18	.70	(.74	)B	.16
		.02	B			.03	K
						.17	M

Non-utility Operations
Power and Industrial Projects	(.41)	.07	E	(.06)	.01	—		.01
		.11	G
		.15	H
		.02	I

Synthetic Fuel	.17	(.04	)C	.28	.94	(.19	)O	.75
		.15	D
Unconventional Gas Production	.03	—		.03	.02	—		02
Fuel Transportation and Marketing	.57	—		.57	(.79)	—		(.79)

Total Non-utility Operations	.36	.46		.82	.18	(.19)		(.01)

Corporate and Other	(.25)	—		(.25)	(1.02)	.88	B	(.15)
						(.01	)L

Income from Continuing Operations	1.65	.75		2.40	1.07	.07		1.14

Discontinued Operations	(.02)	.02	F	—	(.18)	.18	F	—
						(.01	)P
						.01	Q

Cumulative Effect of Accounting Change	.01	(.01	)J	—	—	—		—

Net Income	$1.64	$.76		$2.40	$.89	$.25		$1.14

Adjustments key
A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) 2007 oil price option	Mark to market on 2007 synfuel oil hedges
D) 2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
E) Impairment charge	Impairment charge PepTec operations
F) Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G) Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
H) Impairment charge	Impairment charge of River Rouge merchant generation facility
I) Impairment charge	Impairment charge of Biomass landfill gas projects
J) Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FASB No. 123-R
K) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
L) Gain on sale of assets	Gain on sale of land
M) April 2005 MPSC Gas	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs.
N) September 2006 MPSC Electric	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
O) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
P) Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
Q) Gain on sale of ITC	A related adjustment from the sale of International Transmission Company